UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2015 (July 28, 2015)

MBIA INC.
(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Manhattanville Road, Suite 301 Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
914-273-4545

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Election of Director.

On July 28, 2015, the Board of Directors of MBIA Inc. (“MBIA”) elected Keith D. Curry as a member of MBIA's Board of Directors.  In connection with Mr. Curry’s election, the Board of Directors increased its size from eight to nine directors.

MBIA’s Board of Directors has determined that Mr. Curry is an Independent Director under the independence standards set forth in the New York Stock Exchange Corporate Governance Listing Standards and in the MBIA Inc. Board Corporate Governance Practices.

Mr. Curry will participate in the compensation and benefit program for independent directors as described under the heading “Independent Directors’ compensation” in MBIA’s Proxy Statement for its Annual Meeting of Shareholders held on May 6, 2015 (filed with the Securities and Exchange Commission on March 24, 2015).

Item 7.01.  Regulation FD Disclosure.

A copy of MBIA’s press release dated July 30, 2015 regarding the election of Mr. Curry as a director is furnished as part of this Current Report as Exhibit 99.1.

The information in the press release is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Exhibit 99.1 will not be incorporated by reference into any registration statement filed by MBIA under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

99.1     Press Release issued by MBIA Inc. dated July 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

		By:	/s/ Ram D. Wertheim
Ram D. Wertheim
Chief Legal Officer

Date:	July 30, 2015

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
Dated July 30, 2015

Exhibit 99.1	Press Release issued by MBIA Inc. dated July 30, 2015.